                                  EXHIBIT 1(a)

                           ARTICLES OF INCORPORATION





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                              PROVINCE OF ONTARIO

         BY THE HONOURABLE

                                 JOHN YAREMKO,

         PROVINCIAL SECRETARY AND MINISTER OF CITIZENSHIP

TO ALL TO WHOM THESE PRESENTS SHALL COME

                                                                        GREETING

         WHEREAS, The Corporations Act provides that with the exceptions therein contained the Lieutenant Governor may in his discretion, by Letters Patent, issue a Charter to any number of persons, not fewer than three, of twenty-one or more years of age, who apply therefor, constituting them and any others who become shareholders or members of the corporation thereby created a corporation for any of the objects to which the authority of the Legislature extends;

         AND WHEREAS, by the said Act it is further provided that the Provincial Secretary may in his discretion and under the Seal of his office have, use, exercise and enjoy any power, right or authority conferred by the said act on the Lieutenant Governor;

         AND WHEREAS, by their Application in that behalf the persons herein named have applied for the issue of a Charter constituting them a corporation for the due carrying out of the undertaking hereinafter set forth;

         AND WHEREAS, it has been made to appear that the said persons have complied with the conditions precedent to the issue of the desired Charter and that the said undertaking is within the scope of the said Act;

         AND WHEREAS, by The Department of the Provincial Secretary and Citizenship Act, 1960-61 it is provided that the Provincial Secretary and Minister of Citizenship may exercise the powers that were conferred on the Provincial Secretary at the time the said Act came into force;

         NOW THEREFORE KNOW YE, that under the authority of the hereinbefore in part recited Acts I DO BY THESE LETTERS PATENT issue a Charter to the Persons hereinafter named that is to say: William Russell Miller, Mining Executive, John Montgomrey Bolton and Murray Clifford Dillon, Solicitors, all of the City of Toronto, in the County of York and Province of Ontario, George Benedict, of the Township of North York, in the said County of York, Business Executives and Russell Edwin Vance, of the Township of Scarborough, in the said County of York, Department Supervisor; constituting to them and any others who become shareholders of the Company hereby created a company under the name of





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
                              BENVAN MINES LIMITED

for the following objects, that is to say:

         (a) TO acquire, own, lease, prospect for, open, explore, develop, work, improve, maintain and manage mines and mineral lands and deposits, and to dig for, raise, crush, wash, [smelt], [decay], analyze, reduce, amalgamate, refine, pipe, convey and otherwise treat ores, metals and minerals, whether belonging to the Company or not, and to render the same [unrebeatable] and to sell or otherwise dispose of the same or any part thereof or interest therein; and

         (b) TO take, acquire and hold as consideration for ores, metals or minerals sold or otherwise disposed of or for goods supplied or for work done by contract or otherwise, shares, debentures or other securities of or in any other company having objects similar, in whole or in part, to those of the Company hereby incorporated and to sell and otherwise dispose of the same;

         THE AUTHORIZED CAPITAL of the Company to be Five Million dollars ($5,000,000) divided into Five Million (5,000,000) shares with a par value of One Dollar ($1.00) each;

         THE HEAD OFFICE of the Company to be [located] in the Municipality of Metropolitan Toronto, in the said County of York; and

         THE FIRST DIRECTORS of the Company to be William Russell Miller, George Benedict, Russell Edwin Vanoe, John Montgomrey Bolton and Murray Clifford Dillon, herein before mentioned;

         AND IT IS HEREBY ORDAINED AND DECLARED that the said Company shall be subject to Part IV of The Corporations Act;

         AND IT IS HEREBY FURTHER ORDAINED AND DECLARED:

         (1) THAT except where the shares are listed on a recognized stock exchange, the directors may refuse to permit the registration of a transfer of fully-paid shares registered in the name of a shareholder who is indebted to the Company;

         (2) THAT it shall not be necessary for a majority of the board of directors of the Company to constitute a quorum, but the quorum shall be two-fifths (2/5) of the board of directors;

         (3) THAT every shareholder of the Company entitled to vote at an election of directors has the right to cast thereat a number of votes equal to the number of votes attached to the shares held by him multiplied by the number of directors to be elected, and he may cast all such votes





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
in favour of one (1) candidate or distribute them among the candidates in such manner as he sees fit, and that, where he has voted for more than one (1) candidate without specifying the distribution of his votes among such candidates, he shall be deemed to have divided his votes equally among the candidates for whom he voted;

         (4) THAT the shareholders of the Company may, by a resolution passed by at least two-thirds (2/3) of the votes cast at a general meeting of which notice specifying the intention to pass such resolution has been given, remove any director before the expiration of his term of office, and may, by a majority of the votes cast at that meeting, elect any person in his stead for the remainder of his term, but that no director shall be removed where the votes cast against the resolution for his removal would, if cumulatively voted at in election of the full board of directors, be sufficient to elect one (1) or more directors; and

         (5) THAT the Company may pay commissions to persons in consideration of their subscribing or agreeing to subscribe, whether absolutely or conditionally, for shares in the Company, or procuring or agreeing to procure subscriptions whether absolute or conditional for such shares, but no such commission shall exceed twenty-five percent (25%) of the amount of the subscription.





         GIVEN under my hand and Seal of office at the City of Toronto in the said Province of Ontario this twentieth day of April in the year of Our Lord one thousand nine hundred and sixty-four.

                                                 John Yaremko
                                                 Provincial Secretary and
                                                 Minister of Citizenship





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                      CERTIFICATE OF AMENDMENT OF ARTICLES

                            THIS IS TO CERTIFY THAT

                        HOWIE CONTROLS (CANADA) LIMITED

                        (FORMERLY BENVAN MINES LIMITED)

                 INCORPORATED OR AMALGAMATED ON APRIL 20, 1964
               HAS UNDER SECTION 190 OF THE BUSINESS CORPORATIONS
                ACT DELIVERED THE ATTACHED ARTICLES OF AMENDMENT

                   THESE ARTICLES OF AMENDMENT ARE EFFECTIVE

                                 July 10, 1975


File Number:
132323                                       ------------------------------
                                             Controller of Records
                                             Companies Division
                                             Ministry of Consumer and
                                             Commercial Relations





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                             ARTICLES OF AMENDMENT

                                       OF

                              BENVAN MINES LIMITED
--------------------------------------------------------------------------------
                              (NAME OF CORPORATION)

                          INCORPORATED ON April 20th, 1964.
                                          --------------------------------------
                                             (DATE OF INCORPORATION)

         1. THE FOLLOWING IS A CERTIFIED COPY OF THE RESOLUTION AMENDING THE ARTICLES OF THE CORPORATION:

                 "RESOLVED as a Special Resolution that the Articles of the Corporation are hereby amended to:

                          1.      (a)      change the name of the Corporation
                          to Howie Controls (Canada) Limited, or such other name as may be acceptable to the Minister;

                                  (b)      delete the reference in the
                          Corporation's Articles to Part IV of The Corporations Act (Ontario);

                                  (c)      delete the existing objects of the
                          Corporation and replace them with the following objects clause: "To acquire, own and to carry on the business of and to manufacture, produce, adapt, prepare, import, export, buy, sell and otherwise deal in, goods, wares, materials, articles and merchandise of every nature and kind whatsoever, and, without limiting the generality of the foregoing, to manufacture, fabricate, construct, erect and maintain heating, ventilating, air-conditioning and refrigeration machinery, equipment and controls and generally carry on a wholesale, retail, manufacturing and sales business in the aforesaid goods, wares and merchandise";

                                  (d) change and redesignate the 1,700,005 issued and the 3,299,995 unissued shares of the Corporation with a par value of $1 each into 1,700,005 issued and 3,299,995 unissued common shares without par value;

                                  (e)      decrease the capital of the
                          Corporation by the cancellation of 607,505 issued common shares donated to the Corporation and the cancellation of 5 authorized but unissued common shares, resulting in





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                          1,092,500 issued common shares outstanding and
                          3,299,990 authorized but unissued common shares;

                                  (f)      consolidate the 1,092,500 issued
                          common shares and the 3,299,990 authorized but unissued common shares into 109,250 issued common shares and 329,999 authorized but unissued shares;

                                  (g)      increase the capital of the
                          Corporation by creating 1,560,751 authorized but unissued common shares ranking on a parity with the existing 109,250 issued common shares and the 329,999 authorized but unissued common shares, provided however, that the aggregate consideration for the issue of the said 2,000,000 common shares without par value shall not exceed in amount or value the sum of $2,000,000 or such greater amount as the board of directors of the Corporation by resolution determines, provided that such resolution shall not be effective until a certified copy thereof has been filed with the minister, all prescribed fees have been paid and the Minister has so certified;

                                  (h) enable the Corporation, from time to time, to purchase any of its issued common shares;

                                  (i) reduce the capital attributed to the issued common shares without par value of the Corporation after giving effect to the foregoing, from $235,005 to $1.

                 2. The directors and officers be and they are hereby authorized to do, sign, and execute all things, deeds and documents necessary or desirable for the due carrying out of the foregoing."

         2. THE AMENDMENT HAS BEEN DULY AUTHORIZED AS REQUIRED BY SUBSECTIONS 2, 3 AND 4 (AS APPLICABLE) OF SECTION 189 OF THE BUSINESS CORPORATIONS ACT.

         3. THE RESOLUTION AUTHORIZING THE AMENDMENT WAS CONFIRMED BY THE SHAREHOLDERS OF THE CORPORATION ON MAY 30, 1975.





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
 4.      THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER.


CERTIFIED                  BENVAN MINES LIMITED
                           ---------------------------------------------------
                                    (NAME OF CORPORATION)



                           By:
                              ------------------------------------------------
                               (SIGNATURE) President  (DESCRIPTION OF OFFICE)

(CORPORATE SEAL)



                           ---------------------------------------------------
                           (SIGNATURE) Secretary  (DESCRIPTION OF OFFICE)





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
                             ARTICLES OF AMENDMENT


         1.      THE NAME OF THE CORPORATION IS:

                 Howie Controls (Canada) Limited

         2.      DATE OF INCORPORATION/AMALGAMATION - 20 April, 1964
                                                      ----------------------
                                                      (DAY, MONTH AND YEAR)

         3. THE FOLLOWING IS A CERTIFIED COPY OF THE RESOLUTION AMENDING THE ARTICLES OF THE CORPORATION:

                 (a) that the name of the Corporation be changed to "Benvan Holdings Inc."

                 (b) that the authorized capital of the Corporation be expanded to consist of 20,000,000 common shares without par value and 2,000,000 voting special preference shares each with a par value of 1/10th of 1c. and having the following rights, restrictions and limitations:

                          (i) The special shares with a par value of 1/10ths of 1c. each shall be designated as redeemable, voting, non-participating shares with a par value of 1/10th of 1c. each (hereinafter called the "Preference Shares").

                          (ii) No dividends at any time shall be declared, set aside or paid on the Preference Shares.

                          (iii) In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets or property of the Corporation among shareholders for the purpose of winding up its affairs the holders of the Preference Shares shall be entitled to receive from the assets and property of the Corporation a sum equivalent to the aggregate par value of the Preference Shares held by them respectively before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any common shares or shares of any other class ranking junior to the Preference Shares. After payment to the holders of the Preference Shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

                          (iv) The Preference Shares shall be redeemable in accordance with the provisions set forth in Clause V hereof, on payment for each share to be redeemed of the par value thereof.





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                          (v)     The Corporation may not redeem the Preference
                 Shares or any of them prior to the expiration of five years from the respective dates of issuance thereof, without the prior consent of the holders of the Preference Shares to be redeemed. The Corporation shall redeem the then outstanding Preference Shares five years from the respective dates of issue of the Preference Shares.

                          (vi) In the case of redemption of Preference Shares, the Corporation shall at least thirty (30) days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Preference Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Preference Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder; provided, however, that accidental failure to given any such notice to one (1) or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Preference Shares to be redeemed the redemption price thereof on presentation and surrender at the head office of the Corporation or any other place designated in such notice of the certificates representing the Preference Shares called for redemption. If a part only of the shares represented by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Preference Shares to deposit the redemption price of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Preference Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such





                                    1(a)-10
                 redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

                          (vii) The Corporation may at any time or times purchase for cancellation all or any part of the Preference Shares outstanding from time to time from the holders thereof, at a price not exceeding the par value thereof, with the consent of the holders thereof.

                          (viii) The holders of the Preference Shares shall be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall have one (1) vote for each Preference Share held at all meetings of the Shareholders of the Corporation.

                          (ix) No shareholder shall be entitled to sell, assign, transfer, or otherwise dispose of any Preference Share or Shares without both (a) the previous express sanction of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors of the Corporation or consented to by an instrument or instruments in writing signed by a majority of the directors; and (b) the prior written consent of the Ontario Securities Commission.

                          (x) The number of Preference Shares issuable by the Corporation at any time shall be limited such that at no time shall more than 500,000 Preference Shares be issued and outstanding.

         4. THE AMENDMENT HAS BEEN DULY AUTHORIZED AS REQUIRED BY SUBSECTIONS 2, 3 AND 4 (AS APPLICABLE) OF SECTION 189 OF THE BUSINESS CORPORATIONS ACT.

         5. THE RESOLUTION AUTHORIZING THE AMENDMENT WAS CONFIRMED BY THE SHAREHOLDERS OF THE CORPORATION ON November 29, 1982.
                                   -----------------




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 6.      THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER.


CERTIFIED

                                    HOWIE CONTROLS (CANADA) LIMITED
                                    -----------------------------------------
                                             (NAME OF CORPORATION)


                                    By:
                                       --------------------------------------
(CORPORATE SEAL)                        (SIGNATURE)  (DESCRIPTION OF OFFICE)





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
                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION


         1.      The present name of the                    Denomination sociale actuelle de la compagnie:
corporation is:


B E N V A N   H O L D I N G S   I N C.

         2.      The name of the corporation is             Nouvelle denomination sociale de la compagnie
changed to (if applicable):                                 (s'il y a lieu):


O S G O O D E   H O L D I N G S   I N C.

         3.      Date of incorporation/                     Date de la constitution ou de la fusion:
amalgamation:


                                        20 April, 1964
------------------------------------------------------------------------------------------------------------
                                      (Day, Month, Year)
                                      (jour, mois, annee)

         4.      The articles of the corporation            Les statuts de la compagnie sont modifies de la
are amended as follows:                                     facon suivante:


         BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

                 1. The Articles of the Corporation are hereby amended to consolidate the common shares of the Corporation on the basis of ten
         (10) pre-consolidation common shares for one (1) post-consolidation common share;

                 2. The Articles of the Corporation are hereby amended to change the name of the Corporation to "Benvan Capital Inc." or to such other name as the directors of the Corporation and the Ministry of Consumer and Commercial may approve;

                 3. The Articles of the Corporation are hereby amended to increase the authorized capital of the Corporation to an unlimited number of common shares;





                                    1(a)-13

                 4. The directors and proper officers of the Corporation are hereby authorized to take all such steps and execute and deliver for and on behalf of the Corporation Articles of Amendment together with all such documents as they deem necessary or desirable to give effect to the foregoing; and

                 5. The directors are hereby authorized to either amend or revoke this Special Resolution without further approval of the shareholders at any time prior to the endorsement by the Director of the certificate of amendment of articles contemplated herein in accordance with the provisions of the Business Corporations Act, 1982 (Ontario.)

         5.      The amendment has been duly                La modification a ete dument autorisee
authorized as required by Sections 167 and 169 (as          conformement a l'article 167 et, s'il y a lieu, a
applicable) of the Business Corporations Act.               l'article 169 de la Loi sur les compagnies.

         6.      The resolution authorizing the             Les actionnaires ou les administrateurs (le cas
amendment was approved by the                               echeant) de la compagnie ont approuve la
shareholders/directors (as applicable) of the               resolution autorisant la modification
corporation on


                                          3 December, 1991
--------------------------------------------------------------------------------------------------------------
                                         (Day, Month, Year)
                                         (jour, mois, annee)

These articles are signed in duplicate.                     Les presents statuts sont signes en double
                                                            exemplaire.



                                     BENVAN HOLDINGS INC.
                                     ------------------------------
                                     (NAME OF CORPORATION)
                                     (DENOMINATION SOCIALE DE LA COMPAGNIE)

                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION

         1.      The name of the corporation is:            Denomination sociale de la societe:

         OSGOODE HOLDINGS INC.






         2.      The name of the corporation is             Nouvelle denomination sociale de la societe (s'il
changed to (if applicable):                                 y a lieu):

         LASERMEDIA COMMUNICATIONS CORP.






         3.      Date of incorporation/                     Date de la constitution ou de la fusion:
amalgamation:





                                        1964/APRIL/20
--------------------------------------------------------------------------------------------------------
                                      (Year, Month, Day)
                                     (annee, mois, jour)

         4.      The articles of the corporation            Les statuts de la societe sont modifies de la
are amended as follows:                                     facon suivante.


The name of the Corporation is hereby changed to LASERMEDIA COMMUNICATIONS CORP.





                                    1(a)-15

         5.      The amendment has been duly                La modification a ete dument autorisee
authorized as required by Sections 168 & 170 (as            conformement aux articles 168 et 170 (selon le
applicable) of the Business Corporations Act.               cas) de la Loi sur les societes par actions.





         6.      The resolution authorizing the             Les actionnaires ou les administrateurs (selon le
amendment was approved by the shareholders/                 cas) de la societe ont approuve la resolution
directors (as applicable) of the corporation on             autorisant la modification le




                                           1997/JUNE/27
-------------------------------------------------------------------------------------------------------
                                       (Year, Month, Day)
                                      (annee, mois, jour)

These articles are signed in duplicate.                     Les presents status sont signes en double
                                                            exemplaire.


                                OSGOOD HOLDINGS, INC.

                                ---------------------------------------------
                                (Name of Corporation)
                                (Denomination sociale de la societe)


                                                                    SECRETARY
                                By:/Par:
                                        -------------------------------------
                                        (Signature)   (Description of Office)
                                        (Signature)                (Fonction)





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